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                                                                   EXHIBIT 10.17
                                 PROMISSORY NOTE


                                                                 October 1, 2004


         FOR VALUE RECEIVED, Penge Corp., a Nevada corporation, with an address at 11231 Winter Cottage Place, Las Vegas, NV 89135 (the "Maker"), promises to pay to the order of __________________, an individual, with an address at
______________________________________________________________ _____________
(the "Holder") all amounts advanced by Holder to Maker from time to time up to an amount, not to exceed $200,000, together with interest on such principal sum as stated herein. This Note shall evidence the indebtedness described herein.

1. INTEREST. Interest shall accrue on the outstanding principal amount at the rate of eight percent (8%) per annum, simple interest, prorated on a daily basis. Interest shall be calculated using the actual number of days elapsed divided by 365. If the amount of interest payable on any date under this Note would exceed the maximum amount permitted by applicable law or regulation, then the amount of interest payable on such date shall be reduced automatically to such maximum amount.

2. PAYMENT. All outstanding principal and accrued but unpaid interest under this Note shall be due in full on the date thirty (30) days after the Holder gives the Maker written demand for payment of outstanding principal and accrued but unpaid interest. Holder shall not be permitted to make demand until one hundred eighty (180) days after the date first written above. Maker, at its option, shall be permitted to make payment of accrued interest with cash or in common stock of the Maker.

3. PREPAYMENT. This Note may be prepaid by Maker in part or in full in immediately available United States Dollars. No prepayment penalties, whether of interest or otherwise, shall apply to any prepayment made to Holder of principal or interest on this Note. No prepayment shall eliminate or reduce any rights of Holder or Maker under this Note unless and until this Note is paid in full.

4. DEFAULT. The occurrence of any one or more of the following events shall constitute an event of default ("Event of Default") hereunder: (a) Maker shall fail to pay all principal and interest under this Note when due; (b) a decree or order for relief of Maker shall be entered by a court of competent jurisdiction in any voluntary case involving Maker under any bankruptcy, insolvency, or similar law now or hereafter in effect, or a receiver, liquidator, or other similar agent for Maker or for any substantial part of Maker's assets or property shall be appointed or the winding up or liquidation of Maker's affairs shall be ordered; or (c) Maker shall commence a voluntary case under any bankruptcy, insolvency, or similar law now or hereafter in effect, or Maker shall consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator or other similar agent for Maker or for any substantial part of Maker's assets or property, or Maker shall make any general assignment for the benefit of creditors.

Upon the occurrence of any such Event of Default hereunder, the entire unpaid principal balance of this Note, together with all accrued but unpaid interest, shall, at the option of the Holder, become due and payable without presentment, demand, protest, cure or notice, all of which are expressly waived by Maker and all endorsers, guarantors, sureties, accommodation parties and other persons at any time liable for all or any portion of the indebtedness evidenced by this Note. Any forbearance, failure or delay by the Holder in exercising any right or remedy under this Note or otherwise available to the Holder shall not be deemed to be a waiver of such right or remedy, nor shall any single or partial exercise


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of any right or remedy preclude the further exercise of such right or remedy. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Maker agrees to pay, in addition to the principal and accrued interest payable hereunder, reasonable attorneys' fees and costs incurred by the Holder.

5. USURY. Notwithstanding any other provision contained in this Note or any other agreement entered into in connection with this Note, if the Holder ever receives as interest under this Note an amount which would result in interest being charged at a rate exceeding the maximum allowed by law, such amount or portion as otherwise would be excessive interest shall automatically be applied toward reduction of the unpaid principal balance then outstanding under this Note, and not toward payment of interest.

6. MISCELLANEOUS. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision of this Note. The terms of this Note shall bind Maker and Holder and inure to the benefit of each and their permitted heirs, successors, assigns and legal representatives. Maker may not assign this Note without the express prior written consent of the Holder. The Holder may not assign or convey this Note without the consent of Maker. This Note shall be governed by Nevada law. This
Note is the final expression of the agreement between the Holder and Maker and may not be contradicted by evidence of any alleged oral agreement. Acceptance of this Note by the Holder of this Note shall be deemed to constitute an agreement by such Holder with all provisions of this Note.


         IN WITNESS WHEREOF, the undersigned Maker has duly executed this Note, or has caused this Note to be duly executed on its behalf, as of the day and year first hereinabove set forth.


                                                   MAKER

                                                   Penge Corp.

                                                   By:__________________________
                                                   Its:_________________________


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